EXHIBIT 10.33


                             JANUS INDUSTRIES, INC.
                               Board of Directors
                            Stock Appreciation Right

                              Terms and Conditions


     1. Stock Appreciation Right. This Stock Appreciation Right ("SAR") is issued by Janus Industries, Inc. (the "Company"). The Board of Directors shall administer this SAR and its determinations regarding this SAR are final and binding. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Janus Industries, Inc. 1996 Stock Option Plan.

     2. Exercisability Schedule. The SAR may be exercised at any time and from time to time and in accordance with the exercisability schedule set forth on the face of this certificate, provided, however, that the exercise of the SAR may not be made prior to six months after the date of grant of the SAR. The SAR shall be exercisable only to the extent the SAR has a positive value and may not be exercised after the Expiration Date.

     3. Method of Exercise of the SAR. To exercise this SAR, the grantee shall deliver written notice of exercise to the Chairman of the Board of the Company specifying the number of rights with respect to which the SAR is being exercised. Promptly following such notice, the Company will deliver to the grantee the payment set forth herein.

     4. SAR Payment. Upon tender of this SAR, the grantee shall be entitled to receive payment of an amount determined by multiplying the number of rights with respect to which the SAR is being exercised by the difference obtained by subtracting the exercise price per right of the SAR from the Fair Market Value of a share of Stock on the Date of Exercise of the SAR (the "Payment"). The Payment shall be made in cash.

     6. Rights as a Stockholder or Director. The grantee shall not have any rights to continued membership on the Board of Directors by virtue of the grant of the SAR and grantee shall not have any rights as a stockholder of the Company by virtue of being a holder of the SAR.

     7. Recapitalization, Mergers, Etc. In the event of certain corporate transactions affecting the Company's outstanding Common Stock, the Board of Directors shall equitably adjust the number and kind of rights subject to the SAR, the exercise price of the SAR and the Value Limitation. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Board of Directors may upon written notice to the grantee provide that the SAR shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board of Directors may in its discretion accelerate or waive any deferred exercise period.

     8. SAR Not Transferable. The SAR is not transferable by the grantee otherwise than by will or the laws of descent and distribution, and is exercisable, during the grantee's lifetime, only by the grantee. Any attempted assignment, transfer, pledge, hypothecation or other disposition shall be void and of no effect.



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     9.  Payment  of  Taxes.  The  grantee  shall  pay to the  Company,  or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld pursuant to the Payment. The Company and its Subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee.

     10. Governing Law. This SAR shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

     11. Value Limitation. Notwithstanding anything herein to the contrary, the difference between exercise price per right and the Fair Market Value of a share of Common Stock at the date of exercise may not exceed $7.00, as adjusted pursuant to paragraph 7.

     12. Approval of Stockholders. This SAR may not be exercised until it has been approved by the stockholders of the Company.

SAR -                                                 Stock Appreciation Rights


                             JANUS INDUSTRIES, INC.
                               Board of Directors
                      Stock Appreciation Right Certificate


     Janus Industries, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below a Stock Appreciation Right ("SAR") with respect to the shares of Common Stock, par value $0.01 per share, of the Company exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

         Name of Grantee:
                           -------------------------------------------------

                 Address:
                           -------------------------------------------------


                           -------------------------------------------------

     Social Security No.:
                           -------------------------------------------------

         Number of SAR's:
                           -------------------------------------------------

                   Price:
                           -------------------------------------------------

           Date of Grant:  -------------------------------------------------


                             Exercisability Schedule

                                                       Exercise Period

                                          Commencement Date      Expiration Date
Number of SAR's

All SAR's

     By acceptance of this SAR, the grantee agrees to the terms and conditions hereof.

                                                   JANUS INDUSTRIES, INC.


Dated:                                      By: -------------------------------
                                                Name:     Louis S. Beck
                                                Title:    Chairman of the Board

ACCEPTED:


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